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                                                                  EXHIBIT 14(b)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints SEAN T. LEONARD and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

 REGISTRANT NAME                        FILE NOS.
 VALIC SEPARATE ACCOUNT A               033-75292 / 811-03240
                                        002-32783 / 811-03240
                                        002-96223 / 811-03240
                                        333-124398 / 811-03240
                                        333-49232 / 811-03240

/s/ JAMES BRACKEN
----------------------           Director             April 29, 2011
JAMES BRACKEN

/s/ JOHN Q. DOYLE      Director, President and Chief
----------------------       Executive Officer        April 29, 2011
JOHN Q. DOYLE

/s/ PETER J. EASTWOOD
----------------------           Director             April 29, 2011
PETER J. EASTWOOD

/s/ DAVID N. FIELDS
----------------------           Director             April 29, 2011
DAVID N. FIELDS

/s/ PETER D. HANCOCK
----------------------     Director and Chairman      April 29, 2011
PETER D. HANCOCK

/s/ DAVID L. HERZOG
----------------------           Director             April 29, 2011
DAVID L. HERZOG

/s/ LOUIS P. IGLESIAS
----------------------           Director             April 29, 2011
LOUIS P. IGLESIAS

/s/ MONIKA M. MACHON
----------------------           Director             April 29, 2011
MONIKA M. MACHON

/s/ KRISTIAN P. MOOR
----------------------           Director             April 29, 2011
KRISTIAN P. MOOR

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/s/ RALPH W. MUCERINO
--------------------------           Director             April 29, 2011
RALPH W. MUCERINO

/s/ SID SANKARAN
--------------------------           Director             April 29, 2011
SID SANKARAN

/s/ ROBERT S. SCHIMEK
--------------------------           Director             April 29, 2011
ROBERT S. SCHIMEK

/s/ CHRISTOPHER L. SPARRO
--------------------------           Director             April 29, 2011
CHRISTOPHER L. SPARRO

/s/ NICHOLAS C. WALSH
--------------------------           Director             April 29, 2011
NICHOLAS C. WALSH

/s/ MARK T. WILLIS
--------------------------           Director             April 29, 2011
MARK T. WILLIS